Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Dr. Shlomo Nass, Adv. (CPA)

Giora Gutman, Adv.

Rami Arie, Adv. (CPA)

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Shmulik Cohen, Adv.

Izhak Lax, Adv.

Amit Moshe Cohen, Adv.

Shimon Gros, Adv. & Notary

Shahar Noah, Adv. (Tax advisor)

Amichai Nitzan Tzidkiyahu, Adv. (CPA)

Igal Rosenberg, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Tsvia Shif, Adv.

Tali Pery, Adv.

Rachel Don Yehia, Adv.

Sandrine Dray, Adv. Mediator & Notary***

Nahi Hamud, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Liav Menachem, Adv. Notary & Mediator

Lilach Cohen-Shamir, Adv.

Israel Asraf, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Oren Geni, Adv.

Inbal Rachamim Avital, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Racheli Levi, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Shaike Rakovsky, Adv.

Ronit Rabinovich, Adv.

Iris Borcom, Adv.

Omri Alter, Adv.

Shira Ben dov levi, Adv.

Inbal Naim, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Liran Aharoni, Adv.

Shirli Shlezinger, Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv. & economist

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Adi Ben yair- Yosef, Adv

Moshe Zoaretz, Adv.

Or Nass, Adv.

Nina Aharonov, Adv.

Rozit kabudi Doron, Adv.

Doron Pesso, Adv.

Adi Barnes-Ovdat, Adv.

Omri Yacov, Adv.

Noy Keren, Adv.

Felix Naftaliev, Adv.

Lipaz Elimelch-Karni, Adv.

Eli Hirsch, Adv.

Maayan Gadalov,Adv.

Dov Alter, Adv.

Monica kevorkian karawani, Adv.

Dudi Braitman, Adv.

Faris Falah, Adv.

Shahaf Zuker, Adv.

Shlomi Cohen, Adv.

Alexey Kvaktoun, Adv.

Roman Bulick, Adv.

Lior Valzman Haimovich, Adv.

Elinor Yaakobi, Adv.

Dor Elkrif; Adv.

Oria Haim, Adv.

Hadar Raz, Adv.

Ilia Parkhomyuk, Adv.

Dana Hofman, Adv.

Omer Levi, Adv.

Yamit Halperin, Adv.

Moran Alezra, Adv.

Elinor Palma, Adv.

Lidor Amar, Adv.

Tal Bukai, Adv.

September 11, 2023

To: SaverOne 2014 Ltd.

94 Em Hamoshavot St.,

Petah Tikva 4970602

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM S-8

We are acting as Israeli counsel for SaverOne 2014 Ltd., an Israeli company (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of 3,000,000 Ordinary Shares, par value NIS 0.01 each, of the Company (the “Plan Shares”) under the 2015 Incentive Option Plan (the “Plan”).

In rendering our opinion, we have examined, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that the Plan Shares, when issued pursuant to the terms of the Plan, and the terms of any agreements relating to such issuance, will be upon receipt of the consideration provided for in the Plan, validly issued, fully paid and non-assessable.

This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Registration Statement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

We hereby consent to the filing of this opinion to the Registration Statement, and to the use of our name wherever appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co

Advocates & Notaries

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. -  Of Counsel

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator-  Of Counsel

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel
****
Giora Amir (1928-2020)

* Member of the New York State Bar ** Member of the Law Society in England & Wales *** Accredited by the consulate of France **** Honorary Consul Of The Republic Of Poland (ret.)(ret.)

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